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As filed with the Securities and Exchange Commission on March 7, 2003

Commission File No. 333-71026

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTIC PHARMACEUTICAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2859704 (I.R.S. Employer Identification No.)

215 College Road
Paramus, New Jersey 07652
(201) 261-1331
(Address, Including Zip Code, and
Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Claus Braestrup
215 College Road
Paramus, New Jersey 07652
(201) 261-1331
(Name, Address, Including Zip Code,
and Telephone Number, Including Area Code,
of Agent For Service)

With a copy to:

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: Faiza J. Saeed, Esq.
(212) 474-1000

        Approximate date of commencement of proposed sale to the public:    Offering is terminated.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                        .

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                        .

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Synaptic Pharmaceutical Corporation (the "Company") hereby withdraws from registration under the Company's Registration Statement on Form S-3 (File No. 333-71026) any and all shares of the common stock of the Company registered hereunder which have not been sold pursuant to such Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Synaptic Pharmaceutical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-71026) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Paramus, State of New Jersey, on the 7th day of March 2003.

SYNAPTIC PHARMACEUTICAL CORPORATION
By:	/s/ CLAUS BRAESTRUP

Name:	Claus Braestrup
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-71026) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLAUS BRAESTRUP Name: Claus Braestrup	President and Chief Executive Officer (Principal Executive Officer) and Director	March 7, 2003
/s/ EDMUND CAVIASCO Name: Edmund Caviasco	Principal Financial Officer and Principal Accounting Officer	March 7, 2003
/s/ OLE VAHLGREN Name: Ole Vahlgren	Director	March 7, 2003
/s/ PETER HØNGAARD ANDERSEN Name: Peter Høngaard Andersen	Director	March 7, 2003
/s/ KLAUS BØGESØ Name: Klaus Bøgesø	Director	March 7, 2003
Name: Theresa A. Branchek	Director	March 7, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES